Exhibit 23.9

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TerraForm Global, Inc. 2014 Long-Term Incentive Plan of our report dated June 13, 2015, with respect to the restated financial statements of Energía Eólica de Honduras, S.A. included in the Registration Statement (Form S-1 No. 333-203934) and related prospectus of TerraForm Global, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young S.A.

San Jose, Costa Rica

August 17, 2015